                                                                      EXHIBIT 21





                              LIST OF SUBSIDIARIES



       NAME OF ENTITY                       PLACE OF INCORP.
       --------------                       ----------------
Avaya Argentina Ltda.                         Argentina
Avaya Australia Pty. Ltd.                     Australia
Avaya Communication GmbH                      Austria
Avaya Middle East W.L.L.                      Bahrain
Avaya Foreign Sales Corp.                     Barbados
Avaya Belgium S.A./N.V.                       Belgium
Avaya Brasil Ltda.                            Brazil
Avaya Canada Corp.                            Canada
Soundlogic Acquisition ULC                    Canada
Avaya Chile Ltda.                             Chile
Lucent EN Columbia                            Colombia
(Name change pending)
Lucent Technologies Business                  Colombia
Communications Systems
Colombia S.A.
Avaya s.r.o.                                  Czech Republic
Avaya Denmark ApS                             Denmark
Avaya EMEA Ltd.-Egypt Rep.                    Delaware
Office
Avaya Communications S.A.                     France
Avaya Deutschland GmbH                        Germany
Octel Communications GmbH                     Germany
Avaya EMEA Ltd.-Greek Branch                  Delaware
Avaya Hong Kong Company Ltd.                  Hong Kong

       NAME OF ENTITY                       PLACE OF INCORP.
       --------------                       ----------------
Avaya Hungary Ltd./AVAYA                      Hungary
Hungary Communication
Limited Liability
Company
Avaya India Pvt. Limited                      India
TATA Telecom Ltd.                             India
P.T. Avaya Indonesia                          Indonesia
Avaya Capital Ireland                         Ireland
Lucent Technologies GCM                       Ireland
Sales Limited (Name change pending)
Avaya Ireland Ltd.                            Ireland
Avaya Communication Israel                    Israel
Ltd.
Octel Communications                          Israel
(Israel) Ltd.
Avaya Communication Italia                    Italy
S.p.A.
Avaya Japan Ltd.                              Japan
Avaya Nederland B.V.-                         Netherlands
Kazakhstan Rep. Office
Avaya Korea Ltd.                              Korea
Avaya Nederland B.V.-                         Netherlands
Lithuania Rep. Office
Avaya (Malaysia) Sdn. Bhd.                    Malaysia
Lucent Technologies BCS de                    Mexico
Mexico, S.A. de C.V.
(Name change pending)
Octel Communications Latin                    Mexico
America, S.A. de C.V.
(Mexico)
Avaya Nederland B.V.                          Netherlands
Avaya Holding EMEA B.V.                       Netherlands
Avaya (Beijing) Enterprise                    People's Republic of China

       NAME OF ENTITY                           PLACE OF INCORP.
       --------------                           ----------------
Networking Co., Ltd.
Avaya Tianjin Cable Company,                  People's Republic of China
Ltd.
Avaya Panama Ltda.                            Panama
Avaya Peru Ltda.                              Peru
Avaya Philippines Inc.                        Philippines
Avaya Poland Sp. z.o.o.                       Poland
Avaya Puerto Rico, Inc.                       Puerto Rico
ZAO Avaya                                     Russian Federation
Avaya Nederland B.V.-Russia                   Netherlands
Rep. Office
Avaya EMEA Ltd.-Saudi Arabia                  Deleware
Branch
Avaya Singapore Pte. Ltd.                     Singapore
Avaya Slovensko s.r.o.                        Slovak Republic
Maquinas de Comunicaciones                    Spain
S.L.
Avaya Sweden AB                               Sweden
Avaya Switzerland AG                          Switzerland
Avaya Asia Pacific Inc.                       Delaware
(Taiwan Branch)
Avaya Asia Pacific Inc.                       Delaware
(Thailand Branch)
Avaya Nederland B.V.-Turkish                  Netherlands
Rep. Office
Avaya Nederland B.V.-U.A.E.                   Netherlands
Rep. Office
Avaya Nederland B.V.-Ukraine                  Netherlands
Rep. Office
Avaya UK Holdings Ltd.                        UK
Avaya UK Ltd.                                 UK
Lucent Technologies NEW ECS                   UK
Ltd.  (Name change pending)

       NAME OF ENTITY                           PLACE OF INCORP.
       ---------------                          ----------------
Ltd.  (Pending)
Mosaix Ltd.                                   UK
Lucent Technologies ECS plc.                  UK
(Name change pending)
Network Alchemy Ltd.                          UK
FirstChoice CTI Ltd.                          UK
SDX Systemcare                                UK
Telecom Tecq. Ltc.                            UK
Objective Communications                      UK
Ltd.
Avaya Asia Pacific Inc.                       Delaware
Avaya CALA Inc.                               Delaware
Avaya EMEA Ltd.                               Delaware
Avaya Inc.                                    Delaware
Avaya Holdings Corp.                          Delaware
Avaya Holdings LLC                            Delaware
Avaya International LLC                       Delaware
Avaya Management Services                     Delaware
Inc.
Avaya Realty Inc.                             New Jersey
Avaya Technology Corp.                        Delaware
Avaya Venture Partners Inc.                   Delaware
Avaya World Services Inc.                     Delaware
Octel Communications                          Delaware
Corporation
Mosaix, Inc.                                  Washington
Avaya Venezuela S.A.                          Venezuela
Business Equipment Insurance Company          Vermont